Exhibit 10.1

FIRST AMENDMENT TO LOAN AND guaranty AGREEMENT

AND AFFIRMATION OF PLEDGE AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND guaranty AGREEMENT (this “Amendment”) is entered into as of May 17, 2021 among Variation Biotechnologies Inc., a Canadian federal corporation (“Borrower Representative”), VBI Vaccines Inc., a British Columbia corporation (“Parent”, and together with Borrower Representative, collectively, “Borrowers”, and each, a “Borrower”), each of the parties set forth on the signature page hereto as guarantors (“Guarantors” and each, a “Guarantor”), K2 HEALTHVENTURES LLC and any other lenders party hereto (collectively, “Lenders”, and each, a “Lender”) constituting Required Lenders (as defined in the Loan Agreement (as defined below)), and K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”).

RECITALS

A. Reference is made to (i) that certain Loan and Guaranty Agreement, dated as of May 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrowers, Guarantors, Lenders, Administrative Agent and, and ANKURA TRUST COMPANY, LLC, as collateral trustee for Lenders (in such capacity, together with its successors, “Collateral Trustee”), and (ii) that certain Pledge and Security Agreement, dated as of May 22, 2020, by and among Parent, VBI VACCINES (DELAWARE) INC., a Delaware corporation, VARIATION BIOTECHNOLOGIES (US), INC., a Delaware corporation (collectively “US Loan Parties”), Administrative Agent and Collateral Trustee (the “Pledge and Security Agreement”).

B. Administrative Agent acknowledges receipt of clinical data as contemplated by clauses (a) and (c) of the defined term “Second Tranche Milestones” and confirms its determination that the corresponding Second Tranche Milestones are met.

C. The parties hereto have agreed to modify the terms of the Loan Agreement to extend the availability of the Second Tranche Term Loan Commitment, increase the Second Tranche Term Loan Commitment and make certain other changes as set forth herein, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

The parties hereto hereby agree as follows:

1.1 Exhibit A to the Loan Agreement is hereby amended by amending and restating or, as applicable, adding in appropriate alphabetical order, the following defined terms:

“Amortization Date” means January 1, 2023.

“Applicable Rate” means a variable annual rate equal to the greater of (i) 8.25%, and (ii) the sum of (A) the Prime Rate, plus (B) 5.00%, provided that, with respect to the Second Tranche Term Loan, the Applicable Rate shall mean a variable annual rate equal to the greater of (i) 7.75% and (ii) the sum of (A) the Prime Rate, plus (B) 4.50%.

“First Amendment Effective Date” means May 17, 2021.

1.2 Exhibit A to the Loan Agreement is hereby amended by deleting the following defined terms: “Second Tranche Availability Period”, “Second Tranche Maximum Amount”.

1.3 Section 2.2(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(ii) Subject to satisfaction of a Second Tranche Milestone, submission of a Loan Request, and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on or about the First Amendment Effective Date in principal amount of the Second Tranche Term Loan Commitment (the “Second Tranche Term Loan”). Lenders’ commitments to make the Second Tranche Term Loan shall terminate upon the date the Second Tranche Term Loan has been funded by each Lender in accordance with the foregoing.

1.4 Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Repayment. Commencing on the Amortization Date, and continuing thereafter on the each Payment Date through the Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of equal principal and interest, which would fully amortize the principal amount of the Term Loans and accrued interest thereon by the Term Loan Maturity Date, provided that if the Applicable Rate is adjusted, in accordance with its terms, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans, the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

1.5 Schedule 1 to the Loan Agreement is hereby amended and restated as set forth in Schedule 1 attached hereto.

2. Representations and Warranties.

2.1 Loan Parties represent and warrant that:

(a) the representations and warranties contained in the Loan Agreement and in the Loan Documents to which they are a party are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and no Default or Event of Default has occurred and is continuing;

(b) each Loan Party has the power and authority to execute and deliver this Amendment and perform its obligations under the Loan Agreement and the other Loan Documents to which it is a party, as modified by this Amendment (if applicable);

(c) the execution and delivery by each Loan Party of this Amendment, and the performance by each Loan Party of its obligations under the Loan Agreement and the Loan Documents to which it is a party, as modified by this Amendment (if applicable), have been duly authorized by all requisite action;

(d) the execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Loan Agreement and the other Loan Documents to which it is a party, as modified by this Amendment (if applicable), do not and will not contravene (a) any material Requirement of Law, (b) any material contractual restriction in any material agreement with a Person binding on such Loan Party, (c) any order, judgment or decree of any Governmental Authority binding on such Loan Party, or (d) the Operating Documents of such Loan Party, and do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority, except as already has been obtained or made; and

(e) this Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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3. Conditions to Effectiveness.

The effectiveness of this Amendment is subject to the following conditions precedent:

3.1 Administrative Agent shall have received this Amendment duly executed by Loan Parties and shall have received the documents and certificates set forth on Schedule 2 hereto, in each case, in form and substance satisfactory to Administrative Agent; and

3.2 Borrowers shall have paid any reasonable and documented Lender Expenses due and payable as of the date hereof, which Borrowers hereby authorize may be debited by Administrative Agent, in accordance with Section 2.4(b) of the Loan Agreement.

4. Post-Closing Delivery

4.1 Within fourteen (14) days, Borrowers shall deliver duly executed signatures to any Israeli Security Documents deemed reasonably necessary by Lenders for purpose of amending security interest registration.

5. Affirmations.

5.1 The Loan Parties agree and acknowledge that the Loan Agreement, as modified by this Amendment, remains in full force and effect and that the same is hereby ratified and confirmed in all respects.

5.2 The US Loan Parties agree and acknowledge that the security interest as granted pursuant to the Pledge and Security Agreement continues from the Closing Date without novation.

5.3 The Guarantors agree and acknowledge the terms of this Amendment and confirm that the guaranty pursuant to Section 13 of the Loan Agreement remains in full force and effect as of the date hereof with respect to the Obligations (as modified by the terms of this Amendment).

6. General Provisions.

6.1 Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement. Lenders’ agreement to enter into the amendments as set forth herein shall not establish any course of dealing with respect to future amendments or waivers or otherwise obligate Administrative Agent or any Lender to waive any future Event of Default or make any modification to any Loan Document.

6.2 This Amendment and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.3 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.4 This Amendment shall constitute a Loan Document. Accordingly, the provisions of Section 11 of the Loan Agreement shall likewise apply to this Amendment.

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[signature page to FIRST AMENDMENT TO loan and GUARANTY agreement AND AFFIRMATION OF PLEDGE AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWERS:

Variation Biotechnologies Inc., a Canadian federal corporation

By	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer

VBI Vaccines Inc., a British Columbia corporation

By	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer

GUARANTORS:

SciVac Ltd., an Israeli corporation

By	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer

VBI VACCINES (DELAWARE) INC., a Delaware corporation

By	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer

VARIATION BIOTECHNOLOGIES (US), INC., a Delaware corporation

By	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer

ADMINISTRATIVE AGENT:

K2 HEALTHVENTURES LLC

By	/s/ Anup Arora
Name:	Anup Arora
Title:	Managing Director &CIO

LENDER:

K2 HEALTHVENTURES LLC

By	/s/ Anup Arora
Name:	Anup Arora
Title:	Managing Director &CIO

SCHEDULE 1

COMMITMENTS

LENDER	FIRST TRANCHE TERM LOAN COMMITMENT	SECOND TRANCHE TERM LOAN COMMITMENT	THIRD TRANCHE TERM LOAN COMMITMENT	FOURTH TRANCHE TERM LOAN COMMITMENT	TOTAL COMMITMENTS
K2 HEALTHVENTURES LLC	$20,000,000	$12,000,000	$10,000,000	$10,000,000	$52,000,000

SCHEDULE 2

amendment documents

1.	An Amended and Restated Warrant, duly executed by Parent;
2.	An Affirmation of Canadian Security Documents, duly executed by Canadian Loan Parties;
3.	A certificate of each Borrower, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board with respect to this Amendment and the documents to be delivered in connection therewith, (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Loan Party’s Equity Interests, if applicable, and (iv) a schedule of incumbency, provided that to the extent there has been no change to the Operating Documents or the Responsible Officers listed in the schedule of incumbency, such certificate may instead certify that there has been no change to the Operating Documents or the incumbency schedule delivered as of the Closing Date